                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Ribozyme Pharmaceuticals Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        RIBOZYME PHARMACEUTICALS, INC.
                             2950 Wilderness Place
                            Boulder, Colorado 80301


To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ribozyme Pharmaceuticals, Inc. (the "Company") to be held on the 17th day of May, 2001, at 8:00 a.m., local time, at the principal offices of the Company, 2950 Wilderness Place, Boulder, Colorado. Your Notice of Annual Meeting, Proxy Statement and Proxy are enclosed, as is the Company's 2000 Annual Report which includes the Company's financial statements.

     At the Annual Meeting, you will be asked to (1) elect eight directors; (2) approve the Company's 2001 Stock Option Plan which provides for the issuance of options for up to 1,000,000 shares of the Company's common stock to officers, employees and directors of, and consultants to, the Company; (3) amend the Company's Employee Stock Purchase Plan to increase by 300,000 the number of shares which may purchased under such plan; and (4) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2001. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote "FOR" each proposal.

     Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 3:00 p.m. on Wednesday, May 16, 2001.

     Thank you for your continued support.

                                             Very truly yours,

                                             RIBOZYME PHARMACEUTICALS, INC.

                                             /s/ RALPH E. CHRISTOFFERSEN
                                             Ralph E. Christoffersen, Ph.D.
                                             Chief Executive Officer

Date: April 20, 2001

                        RIBOZYME PHARMACEUTICALS, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 17, 2001

TO OUR SHAREHOLDERS:

     Notice is hereby given that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 17, 2001, at 8:00 a.m., local time, at 2950 Wilderness Place, Boulder, Colorado, for the following purposes:

     (1) To elect eight (8) directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

     (2) To approve the Company's 2001 Stock Option Plan which provides for the issuance of options for up to 1,000,000 shares of the Company's common stock.

     (3) To amend the Company's Employee Stock Purchase Plan to increase by 300,000 the number of shares which may purchased under such plan.

     (4) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 2001.

     (5) To transact such other business as may be properly presented at the meeting.

     The names of the Board of Directors' nominees for directors of the Company and descriptions of the other matters to be voted upon are set forth in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on April 12, 2001, will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

                                   By Order of the Board of Directors

                                   /s/ Lawrence E. Bullock, Secretary

                                   Lawrence E. Bullock, Secretary

Date: April 20, 2001
      Boulder, Colorado

IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY. In order that there may be proper representation at the meeting, you are urged to sign and return the enclosed Proxy in the envelope provided as soon as possible so that it will be received no later than 3:00 p.m., May 16, 2001. Shares of common stock represented by Proxies which are returned unmarked will be voted in favor of (i) the Board nominees, (ii) approval of the Company's 2001 Stock Option plan, (iii) the increase in shares which may be purchased under the Employee Stock Purchase Plan, and (iv) the ratification of Ernst & Young LLP as the independent auditors and, in the discretion of management, upon such other business as may properly be presented at the meeting.

                            PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2001


                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by management under the direction of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held May 17, 2001. Only shareholders of record as of April 12, 2001, will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to one vote on the matters to be voted on at the Annual Meeting. As of April 12, 2001, 16,333,575 shares of the Company's common stock were outstanding held of record by approximately 181 shareholders.

     The cost of soliciting Proxies will be borne by the Company. In addition to use of the mail, Proxies may be solicited personally or by telephone or facsimile by directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer & Trust Company, the Company's transfer agent, to solicit Proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The Company's transfer books will remain open between the record date and meeting date.

     This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about April 20, 2001.

     Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: Lawrence E. Bullock, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301; or a Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy.

     In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by management, including unmarked Proxies, will be voted to (i) elect the eight nominees to the Board described herein,
(ii) approve of the Company's 2001 Stock Option plan, (iii) increase shares which may be purchased under the Employee Stock Purchase Plan, and (iv) ratify the selection of Ernst & Young LLP as the Company's independent auditors for 2001. If a broker indicates on the Proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares will not be considered as present and entitled to vote with respect to that matter.

     The holders of a majority of the outstanding common stock, present in person or by Proxy, are required for a quorum at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required to (i) elect the eight directors, (ii) approve the Company's 2001 Stock Option Plan, (iii) increase shares which may be purchased under the Employee Stock Purchase Plan, and (iv) ratify the Company's independent auditors.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 12, 2001, there were 16,333,575 shares of Company Stock outstanding, par value $.01, held of record by approximately 181 shareholders. The following table summarizes information regarding the beneficial ownership of the Company's outstanding securities as of April 12, 2001 (which includes shares that may be acquired on the exercise of stock options vested or warrants exercisable through June 11, 2001), by:

  . each person or group that the Company knows owns more than 5% of the outstanding shares of common stock,
  . each of the Company's directors and nominees for directors, . each executive officer listed in the Summary Compensation Table on page 10,
     and
  .  all of the Company's current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, the Company believes that each shareholder identified in the table has sole voting and investment power with respect to all shares listed opposite their names. Unless otherwise indicated, the following officers, directors and shareholders can be reached at the Company's principal offices.

                                                  Number of Shares        Percentage of
Name and Address                                 Beneficially Owned    Shares Outstanding
----------------                                 ------------------    ------------------
Elan International Services, Ltd.............           2,365,405(1)                 13.1%
102 St. James Court
Flatts, Smiths Parish
FL 04, Bermuda

Chiron Corporation...........................           1,102,788(2)                  6.6%
4560 Horton Street
Emeryville, California 94608

Eli Lilly and Company........................             889,272                     5.4%
Lilly Corporate Center
Indianapolis, Indiana 46285

Ralph E. Christoffersen, Ph.D................             286,580(3)                  1.7%
Howard W. Robin..............................                   -                       *
Jeremy L. Curnock Cook.......................              20,000(4)                    *
John Groom...................................           2,384,405(1)(5)              13.2%
David Ichikawa...............................              15,000(6)                    *
David T. Morgenthaler........................              55,503(7)                    *
Samuel R. Saks...............................               5,000(8)                    *
Anders P. Wiklund............................              24,444(9)                    *
Lawrence Blatt, Dr. P.H......................              27,473(10)                   *
Lawrence E. Bullock..........................             122,337(11)                   *
J. Wayne Cowens..............................              36,638(12)                   *
Alene Holzman................................              57,733(13)                   *
Nassim Usman, Ph.D...........................              90,344(14)                   *

Executive officers and directors as a group
(13 persons).................................           3,125,417(15)                16.8%

_________________
*Less than 1%.
(1) Includes 1,092,783 shares convertible from the Company's Series A convertible preferred stock assuming a conversion price of $12.00 per share; 49,142 and 82,454 shares convertible from the Company's convertible promissory notes assuming conversion prices of $25.54 and $19.36, respectively; and 500,000 shares issuable upon exercise of warrants. Mr. Groom is a director of Elan but disclaims beneficial ownership of these shares.
(2)  Includes 444,444 shares issuable upon exercise of warrants.
(3) Includes options to purchase 166,080 shares and 2,466 shares allocated to Dr. Christoffersen under the Company's 401(k) Plan.
(4)  Includes options to purchase 20,000 shares.
(5)  Includes options to purchase 5,000 shares.
(6) Excludes 1,063,868 shares held by Chiron. Mr. Ichikawa is employed by Chiron and disclaims beneficial ownership of those shares. Includes options to purchase 15,000 shares.
(7) Includes options to purchase 20,000 shares, 15,101 shares held by Morgenthaler Family Partnership and 19,646 shares held by Edgewater Lakewood, L.P. Mr. Morgenthaler is a general partner of both partnerships and disclaims beneficial ownership of these shares except to the extent of his general partnership interests.
(8)  Includes options to purchase 5,000 shares.
(9)  Includes options to purchase 24,444 shares.
(10) Includes options to purchase 20,952 shares and 1,230 shares allocated to Dr. Blatt under the Company's 401(k) Plan.
(11) Includes options to purchase 100,508 shares and 2,466 shares allocated to Mr. Bullock under the Company's 401(k) Plan.
(12) Includes options to purchase 36,200 shares and 438 shares allocated to Dr. Cowens under the Company's 401(k) Plan.
(13) Includes options to purchase 44,918 shares and 2,315 shares allocated to Ms. Holzman under the Company's 401(k) Plan.
(14) Includes options to purchase 87,878 shares and 2,466 shares allocated to Dr. Usman under the Company's 401(k) Plan.
(15) Includes options to purchase 545,980 shares and 11,381 shares allocated to executive officers under the Company's 401(k) Plan.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Directors and Nominees

     In accordance with the Company's Bylaws, eight directors will be elected to the Board of Directors to serve until the 2002 Annual Meeting of Shareholders or until their successor has been duly elected and qualified. The Proxies will be voted, unless authority to do so is withheld, in favor of the eight nominees recommended by the Board. Each nominee is currently a member of the Board of Directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, Proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected. Certain information regarding each nominee is set forth below.

Name                                       Age       Position
------                                     ---       --------
Ralph E. Christoffersen, Ph.D. (1)          63       Chief Executive Officer and Director
Howard W. Robin                             48       Chief Operating Officer, President and Director
David T. Morgenthaler (1) (2)               81       Chairman of the Board
Jeremy L. Curnock Cook (1) (2)              51       Director
John  Groom (2)                             62       Director
David Ichikawa (3)                          48       Director
Samuel R. Saks, M.D. (3)                    46       Director
Anders P. Wiklund (2) (3)                   60       Director

________________________
(1)  Member of the Executive Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.

     Ralph E. Christoffersen, Ph.D., has served as Chief Executive Officer and Director of Ribozyme Pharmaceuticals since June 1992. From 1989 to June 1992, Dr. Christoffersen was Senior Vice President and Director of U.S. Research at SmithKline Beecham Pharmaceuticals, a pharmaceutical company. From 1983 to 1989, he held senior management positions in research at The Upjohn Company, a pharmaceutical company. Prior to joining The Upjohn Company, Dr. Christoffersen served as a Professor of Chemistry and Vice Chancellor for Academic Affairs at the University of Kansas and as President of Colorado State University. He received his Ph.D. in Physical Chemistry from Indiana University.

     Howard W. Robin has served as Chief Operating Officer, President and Director since January 2001. From 1991 to 2001 Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc. and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987 Mr. Robin was Director of Business Planning & Development at Berlex. He was a Senior Associate with Arthur Anderson & Company prior to joining Berlex. He received his B.S. in Accounting & Finance from Farleigh Dickinson University in 1974.

     David T. Morgenthaler has served as a director since February 1992 and was elected Chairman of the Board in December 1995. Mr. Morgenthaler was a founder of and has been Managing Partner of Morgenthaler Ventures, a private venture capital firm, since 1968. He has been a director of a number of public and private companies. Mr. Morgenthaler received his M.S. degree from the Massachusetts Institute of Technology.

     Jeremy L. Curnock Cook has served as a director since July 1995. Mr. Cook was a director of Rothschild Asset Management, an investment management company, where he was responsible for the Rothschild Bioscience Unit from 1987 until his retirement in 2000. Mr. Cook founded the International Biochemicals Group in 1975, which he subsequently sold to Royal Dutch Shell in 1985, remaining as Managing Director until 1987. He is also a director of Targeted Genetics Inc., Cantab Pharmaceuticals plc, AMRAD Corporation, Delsys Pharmaceuticals, Inc., GlycoDesign, Inc., Valigen, Inc., Inflazyme Pharmaceuticals, Inc. and Biocompatibles International plc. Mr. Cook received an M.A. in Natural Sciences from Trinity College Dublin.

     John Groom has served as a director since April 2000. Mr. Groom served as President and Chief Operating Officer of Elan Corporation plc from 1996 until his retirement in 2001. Mr. Groom continues as a director of Elan Corporation plc. He served as President and Chief Executive Officer of Athena Neurosceiences, Inc. from 1987 to 1996. Mr. Groom is also a director of Ligand Pharmaceuticals, Inc.

     David Ichikawa has served as a director since May 1998. Mr. Ichikawa has been employed by Chiron Corporation, a biotechnology company, since September 1994 and is currently Vice President of R & D Business Development and Finance. He has also held management positions at Boehringer Mannheim Corporation and Chiron (Cetus) Corporation. Mr. Ichikawa received his M.B.A. from the University of California at Berkeley.

     Samuel R. Saks, M.D., has served as a director since April 2000. Dr. Saks joined ALZA Corporation in 1992 as the Vice President for Medical Affairs and in 1995 he became Senior Vice President, Medical Affairs. In January 2000 he also became Group Vice President of ALZA Pharmaceuticals. Dr. Saks received his M.D. with honors from the University of Illinois and completed his residency in Internal Medicine at the University of Texas Southwestern Medical Center at Dallas.

     Anders P. Wiklund has served as a director since August 1994. Since January 1997, Mr. Wiklund has been the principal of Wiklund International, an advisory firm to the biotechnology and pharmaceutical industries. From 1967 through 1996, Mr. Wiklund served in numerous executive positions for the Kabi and Pharmacia group of companies, including President and CEO of Kabi Vitrum Inc. and Kabi Pharmacia, Incorporated. Mr. Wiklund is also a director of Glyco Design, Inc., Esperion Therapeutics, Inc., Medivir, A.B. and InSite Vision, Inc., as well as serving on private company boards. Mr. Wiklund received a Master of Pharmacy degree from the Pharmaceutical Institute in Stockholm.

     The Board of Directors recommends a vote FOR THE ELECTION OF THE EIGHT
                                              ---
NOMINEES FOR DIRECTOR NAMED ABOVE.

     The officers of the Company hold office until their successors are appointed by the Board of Directors (see "Executives and Executive Compensation"). There are no arrangements or understandings between any of the directors or nominees listed above or the officers, or any other persons, pursuant to which any of the above directors have been selected as directors, or officers have been selected as officers.

Board Committees and Meetings

     The Board has established an Audit Committee, a Compensation Committee and an Executive Committee. In 2000 there were five meetings of the Board of Directors of the Company. All directors attended 75 percent or more of the Company's Board meetings and meetings of Board committees on which they served. The Board of the Company has no standing nominating committee. Nominees for the Board of Directors are determined by the entire Board.

     The Executive Committee, last year consisting of Messrs. Morgenthaler (Chairman), Cook, and Dr. Christoffersen, oversees the management and operation of the Company's business. The Executive Committee met four times in 2000.

     The Compensation Committee, last year consisting of Messrs. Cook (Chairman), Groom, Morgenthaler and Wiklund:

  . reviews and recommends for Board approval grants of options pursuant to the Company's Stock Option Plan,
  . decides salaries and incentive compensation for the Company's employees and consultants, and
  . recommends compensation for executive officers (see "Report by the Compensation Committee on Executive Compensation") for approval by the board.
The Compensation Committee met once in 2000.

     The Audit Committee, consisting of Messrs. Ichikawa (Chairman), Saks and
Wiklund:

  . recommends to the Board the selection of independent auditors, . reviews the results and scope of the audit and other services provided by the Company's independent auditors, and
  .  reviews and evaluates the Company's audit and control functions.

The Audit Committee met four times in 2000.

Director Compensation

     Fees. All non-employee directors are entitled to receive a fee of:

  . $1,000 per day for each Board or Committee meeting attended in person, and
  . $500 per day for participating telephonically in a Board or Committee meeting.

     Stock Options. Non-employee directors receive stock options for 5,000 shares of common stock annually under the Company's Stock Option Plan. The options vest after one year of service.

Executives and Executive Compensation

     Information regarding the Company's executive officers is set forth below.

Name                                      Age  Position
----                                      ---  --------
Ralph E. Christoffersen, Ph.D. (1)         63  Chief Executive Officer and Director
Howard W. Robin                            48  Chief Operating Officer, President and Director
Lawrence E. Bullock                        45  Vice President of Administration and Finance,
                                               Chief Financial Officer and Secretary
Lawrence Blatt, Dr. P.H.                   39  Vice President of Research
J. Wayne Cowens, M.D.                      52  Vice President of Clinical and Regulatory Affairs
Alene A. Holzman                           44  Vice President of Corporate Development
Nassim Usman, Ph.D.                        41  Vice President of Research and Development
Francine E. Wincott, Ph.D.                 37  Senior Director of Manufacturing Operations

________________________
(1)  Ralph E. Christoffersen, Ph.D. and Howard Robin are discussed on page 6.

     Lawrence E. Bullock has served as Vice President of Administration and Finance, Chief Financial Officer and Secretary since January 1996. From December 1990 to January 1996, Mr. Bullock was Chief Financial Officer, Director of Finance and Administration and Secretary of La Jolla Pharmaceutical Company, a biopharmaceutical company. Mr. Bullock received his M.B.A. from the University of Utah.

     Lawrence M. Blatt, Dr. P.H., has served as Vice President of Research since August 2000. From January 1999 to July 2000, Dr. Blatt served as Research Vice President, BioPharmacology and Preclinical. From January 1998 until January 1999, Dr. Blatt served as Senior Director of Preclinical and Clinical Development. Prior to joining the Company, Dr. Blatt served as Vice President of Product Development for the National Genetic Institute, a molecular diagnostic company, from August 1996 to January 1998. From August 1984 to January 1996, Dr. Blatt served in various managerial and scientific positions at Amgen Inc., a bio-pharmaceutical company. He received his Doctorate in Public Health Administration from the University of La Verne in 1996 and his M.B.A. degree from California Sate University, Northridge in 1988.

     J. Wayne Cowens, M.D., has served as Vice President of Clinical and Regulatory Affairs since July 1999. From 1992 until July 1999, Dr. Cowens served as Division Vice President of Product Development for Chiron Corporation, a biotechnology company. During that time he served as Chiron's commercial representative on the Ribozyme Pharmaceuticals/Chiron joint project team for the development of ANGIOZYME. From 1990 until 1992, Dr. Cowens served as Director of Clinical Oncology at Sterling-Winthrop, a pharmaceutical company, and from 1980 until 1990 as a Cancer Research Clinician in the Grace Cancer Drug Center at the Roswell Park Cancer Center. Dr. Cowens received his M.D. degree from The Johns Hopkins University.

     Alene A. Holzman has served as Vice President of Corporate Development since December 1999. Ms. Holzman served as Business Development and General Manager of Target Validation and Discovery Business from April 1997 to December 1999. From January 1990 to March 1997, Ms. Holzman was Vice President of ChemTrak Corporation, a medical technology firm, where she was responsible for finance, business development and marketing and sales. From 1987 to 1990, she was Vice President of CytoSciences, Inc., a biomedical company, and from 1981 to 1987 she was Vice President of Marketing and Sales for Hana Biologics, Inc, a biotechnology firm. Ms. Holzman received her M.B.A. from the University of California at Berkeley.

     Nassim Usman, Ph.D., has served as Vice President of Research and Development since August 2000. From December 1999 to July 2000, Dr. Usman served as Senior Vice President of Research. From May 1996 to December 1999, Dr. Usman served as Vice President of Research at Ribozyme Pharmaceuticals. From April 1994 until May 1996, Dr. Usman served as Director of Chemistry and Biochemistry Research and from September 1992 until April 1994 Dr. Usman served as Senior Scientist in Chemistry and Biochemistry. From January 1987 to September 1992, Dr. Usman was a Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology. Dr. Usman received his Ph.D. in chemistry from McGill University.

     Francine E. Wincott, Ph.D., has served as Senior Director of Manufacturing since April 1999. From March 1997 to March 1999, Dr. Wincott served as Director of Chemistry and Biochemistry Research and from 1993 to 1997 she was a Senior Scientist. From 1990 to 1993 Dr. Wincott was a Scientist involved in developing therapeutics directed against auto immune diseases at Cortech, Inc., a biotechnology company . From 1989 to 1990 she was a Scientist in the Medicinal Chemistry Group at Merck, Inc., a pharmaceutical company. Dr. Wincott received a B.A. in Chemistry from the University of Pennsylvania and a Ph.D. from Yale University.

     The following table summarizes the compensation paid to or earned by the Company's Chief Executive Officer and the other five most highly compensated executive officers whose annual compensation exceeded $100,000 in 2000 ("Named Executive Officers"). The "All Other Compensation" column shows matching contributions in common stock made by the Company under the 401(k) Salary Reduction Plan.

                          Summary Compensation Table

                                              Annual Compensation               Long-term Compensation
                                      ------------------------------------      ----------------------
                                                                                  Shares
                                                                   Other        Underlying      All
                                                                   Annual        Options       Other
Name and Principal Position           Year  Salary($)    Bonus($) Comp.($)       Granted(#)   Comp.($)
---------------------------           ----  ---------    -------  --------       ----------   --------
Ralph E. Christoffersen, Ph.D.        2000  309,000       72,000        --           30,000      5,238
Chief Executive Officer               1999  297,000       68,000        --           37,000      4,993
                                      1998  285,670       64,000    37,862(1)       198,748      4,998

Lawrence E. Bullock                   2000  166,275       29,925    25,797(2)        30,000      5,238
Vice President of Administration      1999  158,350       25,350    25,797(2)        24,000      4,993
and Finance, CFO and Secretary        1998  150,800       26,850    75,883(2)        85,957      4,998

Lawrence Blatt, Dr. P.H.              2000  164,813       29,600    25,756(3)        57,500      4,938
Vice President of Research            1999  149,350       21,150    12,842(3)        32,760      4,993
                                      1998  128,333       13,850     8,588(3)        75,000      1,451

J. Wayne Cowens, M.D. (4)             2000  230,616       36,900    48,979(5)        12,500      5,238
Vice President of Clinical Affairs    1999  112,500       42,750   110,269(5)       122,000         --

Alene A. Holzman                      2000  179,625       26,950    28,000(6)        20,000      5,238
Vice President of  Corporate          1999  166,325       30,000    28,000(6)        42,000      4,993
Development                           1998  156,900       24,175    37,721(6)       100,000      4,998

Nassim Usman, Ph.D.                   2000  218,330       38,200    43,958(8)        35,000      5,238
Vice President of Research and        1999  177,925       32,000    42,669(8)        42,000      4,993
Development                           1998  183,038(7)    29,075    25,841(8)        99,167      4,998

________________________
(1) Includes in 1998 $25,000 for forgiveness of a loan made to Dr. Christoffersen for relocation expenses and $12,862 to assist him with the tax liability relating to the loan forgiveness.
(2) Includes (a) $15,000 in each of 1998, 1999 and 2000 for partial forgiveness of a loan; (b) approximately $7,800 in each of 1998, 1999 and 2000 for taxes relating to the loan; (c) $3,000 in each of 1998, 1999 and 2000 as reimbursements for dependent daycare expenses; and (d) $50,000 in 1998 to reimburse Mr. Bullock for relocation expenses.
(3) Includes (a) $15,000 in 2000 for partial forgiveness of a loan; (b) imputed interest of $5,097 and $6,476 in 1998 and 1999, respectively for loans; (c) approximately $3,400 in each of 1998 and 1999 and $7,800 in 2000 for taxes relating to the loans; and (d) approximately $3,000 in 1998, 1999 and 2000 as reimbursements of dependent daycare expenses.
(4)  Dr. Cowens joined the Company on July 1, 1999.
(5) Includes (a) $27,755 in 1999 representing implied interest relating to an interest-free loan; (b) $30,000 in 2000 for partial forgiveness of a loan;
     (c) $14,426 and $15,510 in 1999 and 2000, respectively, for taxes relating to the loan; (d) $44,802 to reimburse Dr. Cowens for relocation expenses in 1999; and (e) $23,286 for taxes relating to relocation in 1999.

(6) Includes (a) $9,721 in 1998 to reimburse Ms. Holzman for relocation expenses; (c) $25,000 in each of 1998, 1999 and 2000 for partial forgiveness of the loan; and (d) and $3,000 in each of 1998, 1999 and 2000 as reimbursements for dependent daycare expenses.
(7) Includes $13,988 in additional salary for Dr. Usman's three-month temporary position as Vice President of Atugen, an unconsolidated affiliate.
(8) Includes (a) $15,000 in each of 1998 and 1999, and $27,000 for partial forgiveness of a loan; (b) $14,000 in 2000 and approximately $7,800 in each of 1998 and 1999 for taxes related to the loan; (c) approximately $3,000 in each of 1998, 1999 and 2000 for dependent daycare expenses; (d) $11,102 in 1999 representing implied interest related to an interest-free loan and $5,770 for taxes relating to the implied interest for the loan.

Stock Option Plan

     In March 1996 the Company amended, restated and merged its stock option plans and named the resulting plan the 1996 Stock Option Plan ("1996 Plan" or "Plan"). At April 12, 2001, 2,362,355 shares of common stock are outstanding and reserved for issuance under the 1996 Plan. Shareholders are being asked to approve the Company's 2001 Stock Option Plan ("2001 Plan") which provides for the issuance of options for up to 1,000,000 shares of the Company's common stock (see "Proposal 2"). The 1996 Plan will terminate in January 2006, unless earlier terminated by the Board of Directors. The purposes of the stock option plans are to:

  . attract and retain qualified personnel, . provide additional incentives to the Company's employees, officers, directors and consultants, and
  .  promote the success of the Company's business.

     Under the stock option plans, the Company may grant or issue incentive stock options and supplemental (non-qualified) stock options to its consultants, employees, officers and directors.

     Administration. The Board has delegated administration of the Plan to a Compensation Committee comprised of three independent directors (see "Board Committees"). Subject to the limitations set forth in the Plan, the Board or the Compensation Committee has the authority to:

  . select the persons to whom grants are to be made, . designate the number of shares to be covered by each option, . determine whether an option is an incentive stock option or a non-statutory stock option,
  .  establish vesting schedules, and
  . subject to restrictions, specify the type of consideration to be paid upon exercise and to specify other terms of the options.

     Terms. The maximum term of options granted under the Plan is ten years, however, the maximum term is five years for incentive options granted to a person who at that time owns 10% of the total combined voting power of all classes of stock. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per optionee. Any portion in excess of $100,000 shall be treated as non-statutory stock options. Options granted under the Plan are non-transferable and generally expire upon the earlier of the stated expiration date or three months after the termination of an optionee's service. However, the expiration date would be 18 months in the event the optionee's employment terminates by reason of death or 12 months in the event the optionee's employment terminates due to disability, or a longer or shorter period as may be specified in the option agreement.

     The Board has discretion in connection with a merger, consolidation, reorganization or similar corporate event where the Company is the surviving corporation to prescribe the terms and conditions for the modifications of the options granted under the Plan. If the Company is not the surviving corporation in the event of its dissolution or liquidation, or its merger or consolidation, all outstanding options will terminate unless assumed by another corporation.

     No specific vesting schedule is required under the Plan. The exercise price of incentive stock options must equal at least the fair market value of the common stock on the date of grant, except that the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the combined voting power of all classes of stock must be at least 110% of the fair market value of the stock on the date of grant. The exercise price on non-statutory stock options under the Plan may be no less than 85% of the fair market value of the common stock on the date of grant.

     Repricing. In September 1998 the Board of Directors approved a repricing of all employee stock options outstanding under the Plan. Pursuant to this repricing, each executive officer holding options received 0.75 option for each one option surrendered with a new vesting date and an exercise price of $3.00 per share. All non-executive employees who were option holders received one new option for each one option surrendered with a new vesting date and an exercise price of $3.00 per share. As a result of this repricing offer, 890,921 options were canceled and 747,060 options were granted effective September 18, 1998.

     The following table contains information about stock options granted to each of the named executive officers and directors during 2000 under the Plan. All options, other than performance-based options which are indicated by *, vest in increments of 20% over a five-year period and become exercisable on the first anniversary of the grant date. The exercise price of each option was equal to the fair market value of the common stock on the date of the option grant as determined by the Board of Directors. The options are granted for a term of ten years, subject to earlier termination if employment is terminated. In 2000 the Company granted options representing an aggregate of 586,510 shares of the Company's common stock to employees and directors, including the named executive officers.

                             Option Grants in 2000

                                              Individual Grants
                                           -------------------------
                                               % of Total
                                  Number of     Options                         Potential Realizable
                                    Shares      Granted                               Value at
                                  Underlying       to                           Annual Rate of Stock
                                   Options     Employees   Exercise              Price Appreciation
                                   Granted         in        Price          Expiration for Option Term(1)
                                                                            -----------------------------
                                     (#)          2000     ($/Share)       Date        5%($)       10%($)
                                  ----------      ----     ---------       ----        -----       -----
Ralph E. Christoffersen, Ph.D...      15,000     2.6%       $11.50        12-08-10    108,484      274,921
                                      15,000*    2.6%        11.50        12-08-10    108,484      274,921
                                     -------     ----
                                      30,000     5.2%

Lawrence E. Bullock.............      20,000*    3.4%        25.98        08-16-10    326,774      828,109
                                       5,000     0.9%        11.50        12-08-10     36,161       91,640
                                       5,000*    0.9%        11.50        12-08-10     36,161       91,640
                                     -------     ----
                                      30,000     5.2%

Lawrence Blatt, Dr. P.H.........      17,500     3.0%        24.69        08-01-10    271,730      688,616
                                      17,500*    3.0%        24.69        08-01-10    271,730      688,616
                                      11,250     1.9%        11.50        12-08-10     81,363      206,190
                                      11,250*    1.9%        11.50        12-08-10     81,363      206,190
                                     -------     ----
                                      57,500     9.8%

J. Wayne Cowens, M.D............       6,250     1.1%        11.50        12-08-10     45,202      114,550
                                       6,250*    1.1%        11.50        12-08-10     45,202      114,550
                                     -------     ----
                                      12,500     2.2%

Alene A. Holzman................      10,000     1.7%        11.50        12-08-10     72,323      183,280
                                      10,000*    1.7%        11.50        12-08-10     72,323      183,280
                                     -------     ----
                                      20,000     3.4%

Nassim Usman, Ph.D..............      10,000     1.7%        24.69        08-01-10    155,274      393,495
                                      10,000*    1.7%        24.69        08-01-10    155,274      393,495
                                       7,500     1.3%        11.50        12-08-10     54,242      137,460
                                       7,500*    1.3%        11.50        12-08-10     54,242      137,460
                                     -------     ----
                                      35,000     6.0%

________________________
* These options become 100% vested upon the completion of various research or business performance milestones.
(1) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options, assuming the market price of common stock appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of common stock and overall market conditions.

     The following table contains information about the stock options exercised in 2000 and the number and value of stock options held by each named executive officer as of December 31, 2000. A stock option is "in-the-money" if the closing market price of common stock exceeds the exercise price of the stock option. The value of "in-the-money" unexercised stock options set forth in the table represents the difference between the exercise price of these options and the closing sales price of the common stock on December 29, 2000, as reported by the Nasdaq National Market ($14.31 per share).

                    Aggregated Option Exercises in 2000 and
                          2000 Year-End Option Values

                                                                     Number of
                                                               Securities Underlying      Value of Unexercised
                             Shares                             Unexercised Options       In-the-Money Options
                           Acquired On      Value             at December 31, 2000(#)    at December 31, 2000($)
Name                        Exercise (#)  Realized ($)(1)    Exercisable/Unexercisable  Exercisable/Unexercisable
----                       -----------   ----------------    -------------------------  -------------------------
Ralph E. Christoffersen             --            --                195,858/107,222          2,154,427/831,888
Lawrence E. Bullock                 --            --                  97,175/64,066            871,719/458,513
Lawrence Blatt                  22,400    $1,059,928                  18,952/93,908            178,773/407,176
J. Wayne Cowens                     --            --                  36,200/98,300            338,316/832,769
Alene A. Holzman                19,532    $  446,729                  44,918/92,800            434,633/697,759
Nassim Usman                        --            --                 84,878/106,272            875,861/696,217

_______________
(1) Value realized is the difference between the exercise price and the closing market price of the common stock on the day of exercise.

Employment Agreements

     Ralph E. Christoffersen, Ph.D. In 1992 the Company entered into an employment agreement with Ralph E. Christoffersen, Ph.D., Chief Executive Officer, which, as amended, currently provides for:

  .  an annual salary of $325,000,
  . an annual performance-based cash bonus of up to $130,000, and . stock options for common stock as reflected in the tables in this
     "Executive Compensation" section.

     Dr. Christoffersen's has announced his retirement as Chief Executive Officer effective July 1, 2001, at which time he will continue to offer his services as a consultant and be paid at 50% of his current salary through December 2001. Dr. Christoffersen plans to remain on the Board of Directors. Certain benefits and vesting of stock options will continue through December 31, 2001.

     Howard W. Robin. In January 2001 the Company entered into an employment agreement with Howard W. Robin, President and Chief Operating Officer which provides for:

  . an annual salary of $300,000 through June 30, 2001, at which time Mr. Robin will resign as Chief Operating Officer and assume the role of Chief Executive Officer on July 1, 2001 and be paid an annualized salary of $325,000 through December 2001,
  . an annual salary of at least $341,250 beginning in January 2002 and, from and after that time, his salary shall be subject to annual review by the Board of Directors for appropriate upward adjustment,
  . an annual performance-based cash bonus of up to 45% of his current salary, . a grant on January 4, 2001 of 275,000 options to purchase stock at $9.94 per share and an additional grant of 5,000 options to purchase common stock on the first day of each of February, March, April, May and June 2001 at an exercise price equal to the Fair Market Value of the date of the stock option grant; 50% of options shall vest 25% annually per year beginning on the first anniversary of the grant date and 50% shall vest upon the achievement of certain performance criteria,
  . an interest-free loan of $400,000 made in January 2001 and forgivable in five equal annual installments, grossed -up for taxes, as long as Mr. Robin remains employed by the Company, and
  . all reasonable relocation expenses, grossed-up for taxes, for Mr. Robin's move from California to Colorado, including an interest-free bridge loan in the amount of up to $2,500,000 for a term of up to six months.

     If the Company terminates Mr. Robin's employment without cause or for good reason, he is entitled up to 24 months of severance payment at his then current salary and estimated bonus.

     Lawrence E. Bullock. In 1996 the Company entered into an employment agreement with Lawrence E. Bullock, Vice President of Administration and Finance, Chief Financial Officer and Secretary, which, as amended, currently provides for:

  .  an annual salary of $180,000,
  . an annual performance-based cash bonus of up to 25% of his current salary, . stock options for common stock as reflected in the tables in this
     "Executive Compensation" section, and
  . an interest-free loan of $75,000 made in 1996 and forgivable in five equal annual installments, grossed-up for taxes, as long as Mr. Bullock remains employed by the Company.

     If the Company terminates Mr. Bullock's employment without cause, he is entitled to six months' severance pay at his then current salary.

     Lawrence Blatt, Dr. P.H.   In 1998 the Company entered into an employment
agreement with Lawrence Blatt, Dr. P.H., Vice President of Research, which, as amended, currently provides for:

  .  an annual salary of $181,000,
  . an annual performance-based cash bonus of up to 25% of his current salary,
  . stock options for common stock as reflected in the tables in this "Executive Compensation" section, and
  . an interest-free loan of $75,000 made in 1999 and forgivable in five equal annual installments, grossed-up for taxes, as long as Dr. Blatt remains employed by the Company.

     J. Wayne Cowens, Ph.D. In 1999 the Company entered into an employment agreement with J. Wayne Cowens, Ph.D., Vice President of Clinical Affairs, which, as amended, currently provides for:

  .  an annual salary of $230,625,
  . an annual performance-based cash bonus of up to 25% of his current salary, . stock options for common stock as reflected in the tables in this
     "Executive Compensation" section, and
  . an interest-free loan of $150,000 made in 1999 and forgivable in five equal installments, grossed-up for taxes, as long as Dr. Cowens remains employed by the Company.

     If the Company terminates Dr. Cowens' employment without cause, he will be entitled to six months' severance pay at his then current salary.

     Alene A. Holzman. In 1997 the Company entered into an employment agreement with Alene A. Holzman, Vice President of Corporate Development, which, as amended, currently provides for:

  .  an annual salary of $194,625,
  . an annual performance-based cash bonus of up to 25% of her current salary, . stock options for common stock as reflected in the tables in this
     "Executive Compensation" section, and
  . an interest-free loan of $75,000 made in June 1997 and forgivable in three equal installments as long as Ms.

     Holzman is employed by the Company.

     If the Company terminates Ms. Holzman's employment without cause, she is entitled to six months' severance pay at her then current salary.

     Nassim Usman, Ph.D. In 1996 the Company entered into an employment agreement with Nassim Usman, Ph.D., Vice President of Research and Development, which, as amended, currently provides for:

  .  an annual salary of $239,000,
  . an annual performance-based cash bonus of up to 25% of his current salary, . stock options for common stock as reflected in the tables in this
     "Executive Compensation" section, and
  . an interest-free loan of $75,000 made in 1996 and an additional interest-free loan of $60,000 made in 1999, both of which are forgivable in five equal installments, grossed-up for taxes, as long as Dr. Usman remains employed by the Company.

     If the Company terminates Dr. Usman's employment without cause, he will be entitled to six months' severance pay at his then current salary.

Employee Benefits

     Executive Bonus Plan. The Company adopted an Executive Bonus Plan in March 1999. This Bonus Plan provides the Company's executive officers with the opportunity to earn an annual bonus contingent upon their fulfillment of annual goals as determined by the Compensation Committee comprised of three independent directors. The Compensation Committee has complete authority to establish the goals for each executive officer, to interpret all provisions of the Bonus Plan and to make all other determinations necessary or advisable for the administration of the Bonus Plan. The Compensation Committee may award each executive officer with an annual bonus comprised of one or more of the following:

  .  cash payment,
  . stock options pursuant to the Company's stock option plan, or . forgiveness of any portion of the principal of interest-free loans provided to the executive officer.

     Section 401(k) Plan. As part of its effort to attract and maintain high quality staff, the Company adopted a 401(k) Salary Reduction Plan and Trust on June 1, 1992. The Company's employees may make pre-tax elective contributions of up to 20% of their salary, subject to limitations prescribed by law. All contributions are paid to a trustee who invests for the benefit of members of the 401(k) Plan. In March 1997, the 401(k) Plan was amended to provide that the Company may match the employee's contributions with common stock. The Company may amend or terminate the 401(k) Plan at any time, subject to legal restrictions.

     Employee Stock Purchase Plan. In March 1996 the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan"), which authorizes the issuance of up to 300,000 shares of the Company's common stock to eligible employees. Generally, each offering lasts for twenty-four months, and purchases are made on each October 31 and April 30 during each offering. For example, the initial offering began on April 11, 1996, and terminated on April 30, 1999. Common stock is purchased for accounts of employees participating in the Purchase Plan at a price per share equal to the lower of:

  . 85% of the fair market value of a share of common stock on the date of commencement of participation in the offering, or
  . 85% of the fair market value of a share of common stock on the date of purchase.

Generally, all regular employees, including executive officers, may participate in the Purchase Plan and may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the Purchase Plan. The Company's Board of Directors has the authority to terminate the Purchase Plan at its discretion. As of April 12, 2001, 222,513 shares had been issued pursuant to the Purchase Plan.

Compensation Committee Interlocks

     The members of the Company's Compensation Committee have no interlocking relationships as defined under SEC regulations.

Report by the Compensation Committee on Executive Compensation

     Responsibilities and Objectives. The Committee establishes and administers the general compensation policies and plans for the Company and the specific compensation levels for the executive officers and other key employees. The Committee is responsible for conducting, at a minimum, annual reviews of executive compensation and for taking certain actions regarding the compensation of senior executives of the Company. The Committee determines the salary levels for senior executives, and other key employees, and the types and amounts of cash and other bonuses to be distributed to these individuals in accordance with Bonus Plan. The Committee also determines grants of stock options pursuant to the Plan.

     This report is submitted by members of the Committee summarizing their involvement in the compensation decisions and policies adopted by the Company for the Company's executive officers.

     General Policy. The Company's executive compensation practices are designed to reward and provide an incentive for executives based on the achievements of annual and long-term corporate and individual performance goals. Compensation levels for executives are established after giving consideration to a variety of quantitative measures including, but not limited to, Company financial and operating performance, peer group comparisons and labor market conditions. Before making decisions, the Committee elicits the recommendations and advice of the CEO regarding appropriate or desired levels of compensation for management personnel generally. The Committee has complete access to all necessary Company personnel records, financial reports and other data, and may seek the advice of experts and analysts.

     The ultimate purpose of the Company's compensation structure is to attract and retain executives of the highest caliber and to motivate these executives to put forth maximum effort toward the achievement of Company goals identified through the strategic planning process of the Board and management. Also, the compensation design emphasizes long-term incentives in the form of stock options that will encourage these individuals to maintain their focus on the paramount importance of long-term shareholder interests.

     Components of Compensation. In evaluating executive compensation, the Committee focuses upon several fundamental components: salary, annual bonus and long-term incentive compensation consisting of stock options. The Committee's recommendations are offered to the full Board of Directors and are ultimately ratified, changed or rejected by the full Board.

     Salary levels for senior executives and other officers are reviewed by the Committee annually. The Company has entered into employment agreements with its executive officers, as amended from time to time, which set forth the salary level for each executive (see "Executive Compensation--Employment Agreements"). In establishing salary levels, the Committee has relied upon salary survey data and other publicly available information. The Committee also considers the experience of each executive officer as well as his or her past performance and expected future performance.

     The annual bonus component of executive compensation has historically been provided to an executive, if and as appropriate, for obtaining pre-determined corporate and individual goals. The Committee typically determines whether annual bonuses will be awarded to executives for attainment of these goals at the end of each year. Pursuant to the Bonus Plan, the Committee may award bonuses comprised of cash, stock options and loan forgiveness based on the executive officer's fulfillment of annual goals previously established by the Committee. At that time, the Committee also sets the performance goals for the upcoming year.

     The third component of the Company's executive compensation strategy is long-term incentive compensation pursuant to which executives receive stock options pursuant to the Plan which are tied to the long-term appreciation of the value of the Company Stock. The Plan offers executives the possibility of future gains depending upon the executives' continued employment by, and contributions to, the Company. The Committee believes that a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards (see "Executive Compensation--Stock Option Plan").

     Executive officers of the Company also are permitted to participate in the Purchase Plan which is open to all of the Company's full-time employees. (See "Executive Compensation--Employee Stock Purchase Plan.") The Purchase Plan enables the Company's employees, including executive officers, to acquire Company Stock at a discount to the market price by allocating up to 15 % of their base salary (subject to certain limits) to the acquisition of such stock.

     Review of Executive Compensation. The Committee, in making its recommendations and determinations at year end 2000 regarding executive compensation, was influenced by numerous positive considerations, including achievement of all 2000 corporate goals as set forth in the 2000 budget and planning process.

     In light of the results in 2000, the Committee determined that increases in executive compensation were justifiable, both to reward management for accomplishments to date and to encourage future achievement of both short- and long-term objectives. Accordingly, the Committee approved salary increases and bonuses that it believes reflected appropriate rewards for management's performance in 2000. The Committee also granted stock options to the executive officers (see "Executive Compensation").

     Compensation of Chief Executive Officer. In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are (i) market capitalization, (ii) number of products in clinical and preclinical development, (iii) levels and quality of research, and (iv) current and potential funds raised in equity offerings and collaborations. Individual factors include initiation and implementation of successful business strategic partnerships, maintenance of an effective management team and various personal qualities, including leadership, commitment and professional standing.

     Conclusion. For these and other reasons, the Committee recommended an increase in salary for Dr. Christoffersen from $309,000 in 2000 to $325,000 in 2001. In addition, the Committee approved and recommended payment of a $72,000 cash bonus to Dr. Christoffersen after January 1, 2001. The Committee also granted stock options for 30,000 shares of common stock under the Plan to Dr. Christoffersen in 2000 (see "Executive Compensation"). The Committee believes that these compensation amounts and awards reflect appropriate levels given the Company's performance in 2000 and the individual performance of management. The Committee also believes that these awards evidence the Committee's philosophy to emphasize long-term incentive rewards tied to the Company's performance.

Submitted by the Compensation Committee:
                              Jeremy Curnock Cook (Chairman)
                              John Groom
                              David T. Morgenthaler
                              Anders P. Wiklund

Company Performance

     The following line graph presents the cumulative total shareholder return for the Company Stock since April 11, 1996, when the Company's common stock was listed on the Nasdaq National Market, compared with the Nasdaq Composite (US) index and Nasdaq Biotech index. Trade prices are not always disclosed to management. The graph assumes that $100 was invested on April 11, 1996 and that dividends were reinvested.

                         TOTAL RETURN TO STOCKHOLDERS
                     (Assumes $100 investment on 4/11/96)

                                    [GRAPH]


-----------------------------------------------------------------------------------------------------------------------
                                      4/11/96       12/31/96       12/31/97      12/31/98       12/31/99       12/31/00
-----------------------------------------------------------------------------------------------------------------------
Ribozyme                             $ 100.00      $  110.00      $   80.00     $   43.75      $  105.00      $  143.12
-----------------------------------------------------------------------------------------------------------------------
Nasdaq Biotech                       $ 100.00      $  105.57      $  105.50     $  152.21      $  306.74      $  377.26
-----------------------------------------------------------------------------------------------------------------------
Nasdaq Composite (US)                $ 100.00      $  117.67      $  143.13     $  199.85      $  371.96      $  225.82
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


Certain Relationships and Related Transactions

     The Company believes that the following transactions were in its best interests. As a matter of policy, these transactions were, and all future transactions between the Company and any of its officers, directors or principal shareholders will be:

  . approved by a majority of the independent members of the Board of Directors,
  . entered into on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and
  .  entered into in connection with bona fide business purposes.

     Executive Loans. The Company made interest-free loans to its executive officers. The Company has forgiven all or a portion of the outstanding principal amount of each loan under the terms of each officer's employment agreement. See "Management--Employment Agreements."

                                                         Balance as of
Name                                 Loan Amount         April 12, 2001
----                                 -----------         --------------

Ralph E. Christoffersen, Ph.D.       $250,000(1)           $      0
Lawrence E. Bullock                    75,000(2)                  0
Nassim Usman, Ph.D.                   135,000(3)             63,000
Alene A. Holzman                       75,000(4)                  0
J. Wayne Cowens, M.D.                 150,000(5)            120,000
Lawrence Blatt, Dr. P.H.               75,000(6)             45,000
Howard W. Robin                       400,000               400,000

____________________
(1) $50,000 forgiven in each of June 1993, January 1995, January 1996 and January 1997, and $25,000 forgiven in each of January 1994 and January 1998.
(2) $15,000 forgiven in each of June 1997, January 1998, January 1999 and January 2000.
(3) $15,000 forgiven in each of June 1997, May 1998, May 1999 and May 2000 and $12,000 forgiven in October 2000.
(4)  $25,000 forgiven in each of March 1998, March 1999 and March 2000.
(5)  $30,000 forgiven in July 2000.
(6)  $15,000 forgiven in each of February 2000 and February 2001.

     Chiron Transactions. Chiron and the Company granted each other licenses to technologies and agreed to undertake research activities pursuant to a collaboration agreement. Chiron purchased:

  . 100,000 shares of the Company's common stock for a purchase price of $3.60 per share,
  . 107,095 shares of the Company's Series E Preferred Stock for a purchase price of $37.35 per share, and
  . a warrant at a price of $4.50 per warrant share, exercisable for 444,444 shares of common stock at an exercise price of $40.50 per share.

In March 2001, the Company and Chiron amended the collaboration agreement to grant the Company the sole right to develop any product targeting human immunodeficiency virus (HIV) using the licensed technology and granting the Company rights in jointly developed technology related to that target. In exchange for these rights, the Company issued Chiron 38,920 shares of its common stock and agreed to pay Chiron royalties on sales of products targeting HIV.

     In 1996 the Company amended the warrant issuable to Chiron to reduce the exercise price from $40.50 per share to $22.50 per share. When the Company closed its initial public offering in April 1996, Chiron:

  . purchased 377,202 shares of common stock for $3.6 million at the initial public offering price less one-half of the underwriting discount,
  . paid the Company $1.8 million to complete the purchase of its warrant, and . received 35,127 additional shares of common stock pursuant to anti-dilutive provisions.

     Chiron also has a representative on the Company's Board of Directors.

     In 1996 the Company entered into a second collaboration with Chiron for the use of ribozymes to characterize gene function. The collaborations give Chiron the right to develop and commercialize products that result from the collaboration, and entitle the Company to receive product development milestone payments and royalties on sales of commercial products. Chiron and the Company each pay a portion of the research and development expenses of the collaboration, and the Company agreed to provide Chiron $1.8 million, which was paid in 1996 to fund cell culture assays of potential targets and research related to potential target identification, development of delivery systems for ribozyme drugs and other matters related to the Company's collaborations with Chiron.

     Schering AG Transaction. In April 1997 the Company entered into a purchase agreement with Schering AG and Schering Berlin Venture Corporation ("SBVC"), an affiliate of Schering AG, subsequently amended, as part of the Company's target discovery and validation program. SBVC made a $2.5 million equity investment in the Company in April 1997 in exchange for 212,766 shares of the Company's common stock and made an additional equity investment of $2.5 million for 465,117 shares of common stock in April 1998. Separately, Schering AG provided loans of $2.0 million in each of 1997, 1998, 1999 and 2000. Schering AG has agreed to continue to provide loans of up to $2.0 million annually through 2001, provided that the collaboration is continued. The loans, which carry an interest rate of 8.0% per annum, are immediately convertible into equity at the option of Schering AG. In April 2000, after the completion of the Company's public offering, the Company repaid $6.9 million of the outstanding borrowings to Schering AG. In June 2000, Schering AG converted $997,000 of the balance into 42,435 shares of the Company's common stock at a conversion price of $23.50. According to the terms of the agreement with Schering AG, 50.0% of any borrowings on the line of credit must be collateralized by equipment purchases. At December 31, 2000, the Company had $1.0 million in outstanding loans from Schering AG, which was convertible into approximately 70,800 shares of the Company's common stock. Principal and interest payments are deferred until maturity of the loans in April 2004. As a result of the Atugen formation in 1998, the Company now subcontracts all existing target discovery and identification programs to Atugen; however, as long as the collaboration continues with Schering AG the Company expects to continue to borrow against the loans.

     Atugen Transaction. In 1998 the Company and other investors formed Atugen AG in Germany. Financing for Atugen was accomplished through a combination of venture capital, an investment by the Company and German government grants and loans. The Company contributed $2.0 million in cash to Atugen. The Company currently owns a 31.6% equity interest in Atugen. All five of the Company's executive officers and employees received shares of Atugen's common stock in the formation at no cost to them, for which the Company recorded a one-time compensation expense of approximately $81,000. During 1999, Atugen granted one of the Company's executives an additional 25 shares of previously unissued Atugen stock.

     As part of the formation, Atugen received exclusive royalty-free licenses to the Company's extensive patents and technologies for target validation and discovery. The Company received a one-time $2.0 million up-front license payment in 1999. The Company currently is compensated for providing management and other services to Atugen under the terms of a service agreement.

     Eli Lilly Transaction. In March 1999, the Company entered into a collaboration with Eli Lilly to conduct research, development and commercialization of HEPTAZYME, the Company's anti-HCV ribozyme for the treatment of Hepatitis C virus infection. The Company granted Lilly the exclusive worldwide right to develop and commercialize HEPTAZYME in return for funding all research, development and commercialization costs for the drug. Under the terms of the agreement, the Company received approximately $9.2 million during 1999, which included $1.7 million of funding for research and clinical trial expenses and a $7.5 million equity investment. In April 1999, Lilly purchased five shares of the Company's Series L Convertible Preferred Stock for $7.5 million. Subsequently, in September 2000, the Company entered into an agreement with Lilly to repurchase all rights to HEPTAZYME. Lilly had directed the clinical trials for HEPTAZYME to date under the licensing agreement; however, according to the repurchase agreement, the Company renegotiated the global rights to HEPTAZYME and will direct all subsequent clinical trials. Pursuant to the repurchase agreement, Lilly converted the outstanding five shares of the Series L Convertible Preferred Stock into 636,640 shares of the Company's common stock in December 2000. In addition, the Company issued to Lilly $3,000,000 of the Company's common stock, which resulted in 252,632 shares, as payment for Lilly efforts in generating and providing clinical trial data. In return, Lilly paid the Company a termination fee of $2.8 million in December 2000.

     Elan Transaction. In January 2000 the Company entered into a joint venture with Elan for the development and commercialization of HERZYME, the Company's potential product to treat breast and other cancers. As part of the joint venture, Medizyme, the Company contributed $12.0 million in initial funding to Medizyme in exchange for 80.1% of Medizyme's capital stock. This capital contribution was funded by the Company's sale to Elan of its Series A convertible exchangeable preferred stock for $12.0 million. The Series A preferred stock has a dividend rate of 6.0%. At the end of the development period, expected to be mid-2002, Elan has the right to exchange the Series A preferred stock for 30.1% of the capital stock of Medizyme owned by the Company or convert it prior to January 2006 into up to approximately 1.2 million shares of common stock.

     Elan purchased 641,026 shares of common stock for $5.0 million and committed to purchase an additional $5.0 million of common stock in May 2001 at a per share price representing a premium of up to 30% of the price based on the average closing price for the 45 trading days preceding the purchase, but not less than such 45 trading-day average. In addition, Elan received warrants to purchase 500,000 shares of common stock at an average exercise price of $18.00.

     Medizyme paid a license fee of $15.0 million to Elan for the use of its MEDIPAD(R) drug delivery technology. As a result of this licensing transaction, it is likely that Medizyme will capitalize the entire license fee and amortize the balance over the three-year term of the agreement. The Company will account for its investment in Medizyme under the equity method. The Company estimates that Medizyme will require $15.0 million in funding through the development period to cover future operating and development costs. Elan has provided the Company with a $12.0 million credit facility on a draw-down basis to fund the Company's portion of Medizyme's operating costs over a 30-month period. Elan may convert this debt into shares of Series B convertible preferred stock. The Series B preferred stock has a dividend rate of 12.0% and may be converted at any time into common stock at a 50% premium to the average price of common stock for the 60 trading days prior to the time of the applicable draw down on the credit facility.

                PROPOSAL 2--APPROVAL OF 2001 STOCK OPTION PLAN

     You are being asked to approve the 2001 Stock Option Plan (the "2001 Plan"). The 2001 Plan was approved by the Company's Board of Directors on March 22, 2001, and will become effective as of such date if shareholders approve the 2001 Plan at the annual meeting. No awards will be granted under the Plan after the tenth (10th) anniversary of its effective date. If the 2001 Plan is approved by shareholders, no additional options will be granted under the Company's 1996 Stock Option Plan.

     The purpose of the 2001 Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, and
(iii) linking their compensation to the long-term interests of the Company and its shareholders.

     The following is a brief summary of the principal features of the 2001 Plan, which is qualified in its entirety by reference to the 2001 Plan itself, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

     Shares Available for Options under the 2001 Plan. Under the 2001 Plan, options may be granted for shares of Common Stock. Subject to adjustment as provided by the terms of the 2001 Plan, the maximum number of shares of Common Stock with respect to which options may be granted under the 2001 Plan is 1,000,000. Additionally, the maximum number of shares with respect to which awards may be granted under the 2001 Plan will be increased by the number of shares with respect to which awards were granted under the Company's 1996 Stock Option Plan, as of the effective date of the 2001 Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of shares under the terms of the 1996 Plan after the effective date of the 2001 Plan.

     Shares of Common Stock subject to an option under the 2001 Plan that are canceled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the 2001 Plan. Shares of Common Stock issued under the 2001 Plan may be either newly issued shares or shares which have been reacquired by the Company. In addition, the 2001 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     With certain limitations, options made under the 2001 Plan may be adjusted to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2001 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

     Eligibility and Administration. Current and prospective officers, employees and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Plan. As of April 12, 2001, approximately 150 individuals were eligible to participate in the 2001 Plan. The 2001 Plan will be administered by a Committee of the Board, to be composed of not less than two non-employee directors, each of whom will be a "Non-Employee Director" for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an "outside director" within the meaning of Section 162(m) and the regulations promulgated under the Internal Revenue Code. Awards to non-employee directors serving on the Committee will be determined and administered by the full Board of Directors. The Company anticipates that the Compensation Committee of the Board will perform this function. Subject to the terms of the 2001 Plan, the Committee is authorized to select participants, determine the type and number of options to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any option, interpret and specify the rules and regulations relating to the 2001 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2001 Plan.

     Stock Options. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2001 Plan. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

     Termination of Employment. All options not exercised prior to 90 days after an optionee ceases to serve as a director, officer, employee or consultant of the Company shall be forfeited.

     Change in Control. Upon a Change in Control (as defined in the 2001 Plan), if the surviving or acquiring entity refuses to assume all Options outstanding under the 2001 Plan or substitute similar options for those outstanding under the Plan, then the exercise period for all options held by employees, directors or consultants shall be accelerated prior to the Change in Control event and shall terminate if not exercised after such acceleration and at or prior to the Change in Control event. See Exhibit A attached hereto.

     Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2001 Plan or any portion of the 2001 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any option, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the canceled options. The Committee also may not adversely affect the rights of any option holder without the option holder's consent.

     Other Terms of Options. The Company may take action, including the withholding of amounts from any award made under the 2001 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Options granted under the 2001 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

     Certain Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards under the 2001 Plan.

     Tax consequences to the Company and to participants receiving options will vary with the type of option. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or a nonqualified option. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

     Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted
(a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2001 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2001 Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The 2001 Plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

     Approval of the 2001 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2001 STOCK OPTION PLAN.

               PROPOSAL 3--APPROVAL OF AN INCREASE IN THE NUMBER
                    OF SHARES WHICH MAY BE ISSUED UNDER THE
                    COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

     In February 1996 the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan") which authorizes the issuance of up to 300,000 shares of the Company's common stock to eligible employees. As of April 12, 2001, the Company had issued 222,513 shares common stock under the Purchase Plan. For a detailed description of the Purchase Plan see "PROPOSAL 1--ELECTION OF DIRECTORS-- Employee Stock Purchase Plan."

     The Company's Board of Directors has proposed that the total number of shares of common stock which may be issued under the Purchase Plan be increased by 300,000, from 300,000 to 600,000. Pursuant to the terms of the Purchase Plan, an increase in the number of shares of common stock which may be issued under the Purchase Plan must be approved by the shareholders of the Company. In all other respects, the terms of the Purchase Plan will remain unchanged.

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. THE BOARD OF

DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN INCREASE OF 300,000 IN THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

         PROPOSAL 4--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1992 and for the years ended December 31, 1992, through December 31, 2000. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.

Audit Fees

     The aggregate fees billed for professional services rendered by Ernst & Young LLP for its audit of the Company's annual financial statements for the year ending December 31, 2000, and its reviews of the financial statements included in the Company's Forms 10-Q for that year, and all other audit related fees were $166,000. Fees for the last annual audit were $46,000 and all other audit related fees were $120,000, including audit related services of $109,000 for registration statements filed with the SEC. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP billed no fees to the Company for financial information systems design and implementation during the year ending December 31, 2000.

All Other Fees

     The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP for the year ending December 31, 2000, were $9,375. These fees related primarily to the preparation and review of the Company's income tax returns.

Auditor Independence

     The Audit Committee has considered the effect that provision of the services described under "All Other Fees" may have on the independence of Ernst & Young LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Ernst & Young LLP as the Company's principal auditor.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives of Ernst & Young LLP will also have the opportunity to make a statement if they desire to do so.

Report by the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000. In August 2000, the Committee approved an Audit Committee Charter, a copy of which is attached hereto as Exhibit B.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Submitted by the Audit Committee:
                                   David Ichikawa (Chairman)
                                   Samuel R. Saks
                                   Anders P. Wiklund

     The Board of Directors recommends that shareholders vote FOR RATIFICATION
                                                              ---
OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

                             FILING OF SEC REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than 10 percent of the common stock of the Company to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that its executive officers, directors and greater than 10 percent beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Groom and Dr. Saks inadvertently made late filings when they were appointed directors.


                             FINANCIAL STATEMENTS

     An annual report, including financial statements of the Company prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. The Company's annual report to the SEC on Form 10-K may be obtained without charge upon written request directed to Lawrence E. Bullock, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301.


                            SHAREHOLDERS' PROPOSALS

     It is expected that the 2002 Annual Meeting of Shareholders of the Company will be held on or about May 17, 2002. Any proposals intended to be presented at the 2002 Annual Meeting must be received at the Company's offices on or before December 17, 2001, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.


                                 OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of management.

                                        By Order of the Board of Directors

                                        /s/ Lawrence E. Bullock

                                        Lawrence E. Bullock, Secretary

Date: April 20, 2001

                                   EXHIBIT A

                        RIBOZYME PHARMACEUTICALS, INC.

                            2001 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This plan shall be known as the "RPI 2001 STOCK OPTION PLAN" (the "Plan"). The purpose of the Plan is to promote the interests of Ribozyme Pharmaceuticals, Inc. (the "Company") and its Subsidiaries and the Company's stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any Options granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

          (b)  "BOARD" shall mean the board of directors of the Company.

          (c) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Option Agreement, any of the following events:

               (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

               (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause
          (i) or (iii) of this paragraph; or

               (iii)  Approval by stockholders of the Company of:

                      (A) A merger, consolidation or reorganization involving the Company, unless,

                          (1) The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                          (2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                          (3)  no Person (other than the Company, any
                      Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                      (B) A complete liquidation or dissolution of the Company;
               or

                      (C) An agreement for the sale or other disposition of all
               or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "COMMITTEE" shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code.

          (f) "CONSULTANT" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

          (g)  "DIRECTOR" shall mean a member of the Board.

          (h) "DISABILITY" shall mean, unless otherwise defined in the applicable Option Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

          (i) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

          (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (k) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Option as of any date, (i) the closing sales price of the Shares on any exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or
     (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

          (l) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (o) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

          (p) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

          (q) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (r) "OPTION AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

          (s) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

          (t) "OUTSIDE DIRECTOR" means, with respect to the grant of an Option, a member of the Board then serving on the Committee.

          (u) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Option under the Plan.

          (v) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          (w) "RETIREMENT" shall mean, unless otherwise defined in the applicable Option Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

          (x) "SEC' shall mean the Securities and Exchange Commission or any successor thereto.

          (y) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

          (z) "SECTION 162 (M)" shall mean Section 162 (m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

          (aa) "SHARES" shall mean shares of the Common Stock, $0.01 par value, of the Company.

          (bb) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

SECTION 3.  ADMINISTRATION

     3.1    Authority of Committee. The Plan shall be administered by the
            ----------------------
Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Options to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Options; (iv) determine the timing, terms, and conditions of any Option; (v) accelerate the time at which all or any part of an Option may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Option at or after grant with the consent of the holder of the Option; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 10 hereunder to amend or terminate the Plan.

     3.2    Committee Discretion Binding. Unless otherwise expressly provided in
            ----------------------------
the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Option.

     3.3   Action by the Committee. The Committee shall select one of its
           -----------------------
members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Option shall be effective only if an Option Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Option. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

     3.4   Delegation. Subject to the terms of the Plan and applicable law, the
           ----------
Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Options held by Participants who are not officers or directors of the Company for purposes of
Section 16 or who are otherwise not subject to such Section.

     3.5   No Liability. No member of the Board or Committee shall be liable for
           ------------
any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

SECTION 4. SHARES AVAILABLE FOR OPTIONS

     4.1   Shares Available. Subject to the provisions of Section 4.2 hereof,
           ----------------
the stock to be subject to Options under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Options may be granted under the Plan shall be 1,000,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the Company's 1996 Stock Option Plan, as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of such Plans after the effective date of this Plan.

     If, after the effective date of the Plan, any Shares covered by an Option granted under this Plan, or to which such an Option relates, are forfeited, or if such an Option is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Option, or to which such Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Options may be granted. In the event that any Option or other Option granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option are satisfied by the withholding of Shares by the Company, the number of Shares available for Options under the Plan shall be increased by the number of Shares so surrendered or withheld.

     4.2   Adjustments. In the event that the Committee determines that any
           -----------
dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder) : (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options under the Plan; and (3) the grant or exercise price with respect to any Option under the Plan, provided that the number of shares subject to any Option shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

     4.3   Substitute Options. Any Shares issued by the Company as Substitute
           ------------------
Options in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Options under the Plan.

     4.4   Sources of Shares Deliverable Under Options. Any Shares delivered
           -------------------------------------------
pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5. ELIGIBILITY

     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Options granted consistent with Section 7.

SECTION 6. STOCK OPTIONS

     6.1   Grant. Subject to the provisions of the Plan, the Committee shall
           -----
have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Option, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code, such Options shall be treated as Non-Qualified Stock Options.

     6.2   Price. The Committee in its sole discretion shall establish the
           -----
Option Price at the time each Option is granted. Except in the case of Substitute Options, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 10 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options.

     6.3   Term. Subject to the Committee's authority under Section 3.1 and the
           ----
provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

     6.4   Exercise.
           --------

           (a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an

     Option will be exercisable in full at any time or from time to time during the tern of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

           (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

           (c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. The exercise of an Option shall result in the termination of the other to the extent of the number of Shares with respect to which the Option is exercised.

           (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

     6.5   Ten Percent Stock Rule. Notwithstanding any other provisions in the
           ----------------------
Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422 (b) (6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c) (5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five
(5) years from the date such Option is granted.

SECTION 7. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR OPTIONS

     7.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other Options or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options. The Board shall determine the terms and conditions of any such Options, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Options, subject to the terms of the Plan and applicable law.

     7.2 The Board may also grant Options to Outside Directors pursuant to the terms of the Plan. With respect to such Options, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 8.  TERMINATION OF EMPLOYMENT

     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Option upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Option Agreement or in such rules and regulations as it may prescribe.

SECTION 9.  CHANGE IN CONTROL

     Upon a Change in Control, to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(b)) for those outstanding under the Plan, or
(ii) such Options shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated prior to such event and the Options shall be terminated if not exercised after such acceleration and at or prior to such event.

SECTION 10. AMENDMENT AND TERMINATION

     10.1   Amendments to the Plan. The Board may amend, alter, suspend,
            ----------------------
discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

     10.2   Amendments to Options. Subject to the restrictions of Section 6.2,
            ---------------------
the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

     10.3   Adjustments of Options Upon the Occurrence of Certain Unusual or
            ----------------------------------------------------------------
Nonrecurring Events. The Committee is hereby authorized to make adjustments in
-------------------
the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 11. GENERAL PROVISIONS

     11.1   Limited Transferability of Options.  Except as otherwise provided in
            ----------------------------------
the Plan, no Option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Option Agreement. No transfer of an Option by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

     11.2  No Rights to Options.  No Person shall have any claim to be granted
           --------------------
any Option, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each Participant.

     11.4  Share Certificates.  All certificates for Shares or other securities
           ------------------
of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.5  Withholding.  A Participant may be required to pay to the Company or
           -----------
any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Options or other property) of any applicable withholding or other taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     11.6  Option Agreements.  Each Option hereunder shall be evidenced by an
           -----------------
Option Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Option and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Option Agreement, the terms of the Plan shall prevail.

     11.7  No Limit on Other Compensation Arrangements.  Nothing contained in
           -------------------------------------------
the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options.

     11.8  No Right to Employment.  The grant of an Option shall not be
           ----------------------
construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Option Agreement.

     11.9  No Rights as Stockholder.   Subject to the provisions of the Plan and
           ------------------------
the applicable Option Agreement, no Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

     11.10  Governing Law.   The validity, construction and effect of the Plan
            -------------
and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of Colorado without giving effect to conflicts of laws principles.

     11.11  Severability.  If any provision of the Plan or any Option Agreement
            ------------
is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

     11.12  Other Laws.  The Committee may refuse to issue or transfer any
            ----------
Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16 (b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder, or beneficiary.

     11.13  No Trust or Fund Created.  Neither the Plan nor any Option shall
            ------------------------
create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

     11.14  No Fractional Shares.  No fractional Shares shall be issued or
            --------------------
delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     11.15  Headings.  Headings are given to the sections and subsections of the
            --------
Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 12. TERM OF THE PLAN

     12.1   Effective Date. The Plan shall be effective as of March 22, 2001
            --------------
provided it is approved and ratified by the Company's stockholders on or prior to December 31, 2001.

     12.2   Expiration Date. No new Options shall be granted under the Plan
            ---------------
after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after the tenth
(10th) anniversary of the Effective Date.

                                   EXHIBIT B

                        RIBOZYME PHARMACEUTICALS, INC.

                            AUDIT COMMITTEE CHARTER


Organization

This charter governs the operations of RPI's audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and RPI. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and RPI. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to RPI's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of RPI's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of RPI. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of RPI and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee RPI's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing RPI's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

 . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of RPI's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and RPI and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of RPI's independent auditors, subject to shareholders' approval.

 . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including RPI's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

 . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of RPI's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 . The committee shall review with management and the independent auditors the financial statements to be included in the RPI's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-
K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

REVOCABLE PROXY


                        RIBOZYME PHARMACEUTICALS, INC.
                    Solicited by the Board of Directors for
                        Annual Meeting of Shareholders
                                May 17, 2001

     The undersigned holder of common stock of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated April 20, 2001, and, revoking any proxy heretofore given, hereby appoints Dr. Ralph E. Christoffersen and Mr. Howard Robin, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of April 12, 2001, at the Annual Meeting of Shareholders of the Company to be held at the Company's principal office, 2950 Wilderness Place, Boulder, Colorado, on May 17, 2001, at 8:00 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

          (1)  To elect as directors the nominees listed below.

               ____ FOR ALL nominees listed below (except as marked to the contrary).
               ____  WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
               A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

               Ralph E. Christoffersen, Jeremy L. Curnock Cook, John Groom, David G. Ichikawa, David T. Morgenthaler, Samuel R. Saks, Howard Robin, Anders P. Wiklund,

          (2) To approve the Company's 2001 Stock Option Plan which provides for the issuance of options for up to 1,000,000 shares of the Company's common stock to officers, employees and directors of, and consultants to, the Company.

               ____   FOR       ____  AGAINST       ____  ABSTAIN


          (3) To approve an increase in the number of shares of the Company's common stock which may be issued under the Employee Stock Purchase Plan by 300,000 to 600,000.

               ____   FOR       ____  AGAINST       ____  ABSTAIN

          (4) To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2001.

               ____   FOR       ____  AGAINST       ____  ABSTAIN

          (5) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

        WITNESS my hand this ______ day of ____________________, 2001.


------------------------
                           (Please sign exactly as name appears hereon.
  Name and Address of      When signing as attorney, executor, administrator,
 Company Shareholder(s)    trustee or guardian, give full title as such. If a
                           corporation, please affix corporate seal. If a
                           partnership, please sign in partnership name by
                           authorized persons. If joint tenants, each joint
------------------------   tenant should sign.)


                                      _____________________________


                                      _____________________________
                                      Signature of Shareholder(s)


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.


I/WE DO ____ DO NOT ___ EXPECT TO ATTEND THIS ANNUAL MEETING OF SHAREHOLDERS.

                                      -2-